EXHIBIT 10.35

                     THIRD AMENDMENT TO THE
                       VECTREN CORPORATION
                 DIRECTORS RESTRICTED STOCK PLAN
      (AS LAST AMENDED AND RESTATED EFFECTIVE MAY 1, 1997)


     Pursuant to rights reserved under Section 17 of the Vectren
Corporation Directors Restricted Stock Plan (the "Plan"), Vectren
Corporation amends the Plan, effective March 28, 2001, as follows:


     1. Section 10 of the Plan is amended to provide, in its entirety, as follows:

     Section 10. Grant of Restricted Shares. An Eligible Director shall be entitled to a grant of Shares on each May 1 ("Grant Date"), beginning on May 1, 2001; provided, however, that if an Eligible Director's Term of Office does not commence on May 1st, the term "Grant Date" for such Eligible Director shall mean the date his or her Term of Office commences. As soon as practicable after each Grant Date, the Secretary of Vectren shall issue to each Grantee a number of restricted Shares determined by dividing:

     (a)  an amount equal to the product of:

         (i) one (1) or, if the Grantee's Grant Date does not fall on a May 1, the product of:

              (A)  1/12th and

              (B) the number of full calendar months from the Grant Date until the next May 1;

         and

         (ii)  the Grantee's annual rate of remuneration
               (exclusive of any Attendance Fees) from the Participating Companies in effect on such date;

by

     (b) the average of the daily averages of the high and low sales price of the Shares for the five (5) consecutive trading days immediately preceding the Grant Date (as reported in The Wall Street Journal), rounding up or down any fractional Share to the nearest whole
Share. Notwithstanding anything contained in this Section to the contrary, each Eligible Director shall receive a grant of Shares

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on October 1, 2000, as provided in the Exhibit accompanying the resolution dated September 27, 2000, approving this Amendment, which Shares shall have a Period of Restriction which ends on October 1, 2003 or, if earlier, on any of the dates described in Subsections (b), (c), (d) or (e) of Section 11. This special grant on October 1, 2000 is reflective of the fact that there has not been a grant of Shares under the Plan since January 1, 1999 as a result of the consummation of the Agreement and Plan of Merger, dated as of June 11, 1999 and among Indiana Energy, Inc., SIGCORP, Inc. and Vectren Corporation. Moreover, solely with respect to this grant, in the event of the retirement of an Eligible Director prior to the lifting of the restrictions associated with the grant, the Compensation Committee shall be empowered to provide such director with all or part of the grant.


     2. Section 11 of the Plan is amended to provide, in its entirety, as follows:


     Section 11. Restrictions on Transferability. Until the lifting of the restrictions on the Shares granted under Section 10 hereof, no Shares granted under Section 10 of the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to Section 10, the Period of Restriction with respect to any Share granted prior to May 1, 2001 under Section 10 shall expire upon the first to occur of the following:

     (a) the expiration of the Term of Office for which the grant relates without effect to any extension of such Term of Office because of the failure to elect a successor Director;

     (b)  the Grantee's death or Disability;

     (c) the involuntary termination of the Grantee's status as a Director of the Participating Companies by the Participating Companies;

     (d) conditioned upon the approval of the majority of the Directors other than the affected Grantee, the Grantee's voluntary termination of his or her status as a Director of Vectren before the expiration of the Term of Office for which the grant relates because of health problems or, in the case of a Grantee whose principal place of residence at the beginning of his or her Term of Office is Indiana, because of the relocation of his or her principal place of residence outside of Indiana and such voluntary termination is approved by the majority of the Directors of Vectren other than the affected Grantee; or

     (e)  a Change in Control of Vectren;

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Subject to Section 10, the Period of Restriction with respect to any Share granted on or after May 1, 2001 under Section 10 shall expire upon the first to occur of the following:

     (a)  the May 1 immediately following the Grant Date;

     (b)  the Grantee's death or Disability;

     (c) the involuntary termination of the Grantee's status as a Director of the Participating Companies by the Participating Companies;

     (d) conditioned upon the approval of the majority of the Directors other than the affected Grantee, the Grantee's voluntary termination of his or her status as a Director of Vectren before the May 1 immediately following the Grant Date because of health problems or, in the case of a Grantee whose principal place of residence at the Grant Date is Indiana, because of the relocation of his or her principal place of residence outside of Indiana and such voluntary termination is approved by the majority of the Directors of Vectren other than the affected Grantee;

     (e) conditioned upon the approval of the majority of the Directors other than the affected Grantee, the Grantee's retirement as a Director of Vectren, provided that in the event of such retirement any outstanding grant shall be limited to an amount proportionate to the time period from May 1 through the end of the month during which the retirement is effective; or

     (f)  a Change in Control of Vectren;


provided, however, that under no circumstances shall the Shares be transferable and free of restriction before the expiration of a six (6) month period beginning on the Grant Date or, if later, their date of issuance.



     This Third Amendment has been executed on this 28th day of March, 2001, to be effective as of March 28, 2001.

                           VECTREN CORPORATION



                     By:   /s/ Robert L. Koch  II
                           Robert L. Koch II

                     Its:  Chair of the Compensation Committee